Exhibit 99.1

Accendra Health Reports First Quarter 2026 Financial Results and Announces Comprehensive Balance Sheet Optimization Transaction

Commitments in Place from Existing Creditors to Strengthen Balance Sheet, Extend Maturities, and Reduce Leverage

RICHMOND, VA – May 11, 2026 – Accendra Health, Inc. (NYSE: ACH) today reported financial results for the first quarter ended March 31, 2026, and announced a more than $1.5 billion comprehensive balance sheet optimization transaction with commitments from existing creditors that will strengthen the balance sheet, significantly extend maturities and reduce total leverage. Unless otherwise noted, the results herein reflect the Company’s continuing operations, which represent what was previously the Patient Direct segment and certain functional operations.

“Our first quarter results were aligned with our expectations as we continue our transformation into a pure play home based care company. We are also pleased to report that transition services and other separation activity related to our divestiture of Owens & Minor are on track and going according to schedule,” said Edward A. Pesicka, President & Chief Executive Officer, Accendra Health.

“Also, this morning we announced the receipt of commitments from existing creditors that will allow us to conduct a holistic reset of our capital structure and establish the long-term foundation for Accendra Health. Key benefits include paying off our 2027 maturities, a multi-year extension of our revolving credit facility, meaningful debt reduction, and other maturity extensions.  This comprehensive solution should provide the business with the appropriate level of liquidity and allows for strategic and financial flexibility for our future,” Pesicka concluded.

The Company plans to effectuate the balance sheet optimization transaction in the near term. Further details on the transactions are available in supplemental slides included on Form 8-K filed with the Securities & Exchange Commission this morning.

Details on First Quarter 2026 Results

First Quarter Results(1)

($ in millions, except per share data)	1Q26	1Q25
Net Revenue	$627.8	$673.9

Loss from continuing operations, net of tax, GAAP	$(6.5)	$(3.8)
Adj. net (loss) income from continuing operations, Non-GAAP	$(3.1)	$23.2

Adj. EBITDA, Non-GAAP	$58.4	$96.0
Free cash flow, Non-GAAP	$(2.0)	$35.6

Loss from continuing operations, net of tax per common share, GAAP	$(0.08)	$(0.05)
Adj. net (loss) income from continuing operations per share, Non-GAAP	$(0.04)	$0.29

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2026 Continuing Operations Financial Outlook

The company is affirming its prior guidance for net revenue and adjusted EBITDA for the full year 2026.

Although the Company provides guidance for adjusted EBITDA (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance is provided. The outlook is based on certain assumptions, including, but not limited to, market conditions, consumer demand, supply chain stability, interest rates, and other factors that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for First Quarter 2026 Financial Results

Accendra Health will host a conference call for investors and analysts on Monday, May 11, 2026, at 8:30 a.m. E.T. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Accendra Health website available at investors.accendrahealth.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2026 financial results, our expectations regarding the performance of our business following the completion of the sale of the Products & Healthcare Services business, the adverse impact of failing to consummate all or part of the balance sheet optimization transaction on the terms described herein or at all, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology and ostomy, visit www.accendrahealth.com.

Accendra Health, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net revenue	$627,780	$673,884
Operating costs and expenses:
Cost of net revenue	349,752	354,642
Selling, general and administrative expenses	255,226	262,370
Acquisition-related charges and intangible amortization	29,229	23,456
Exit and realignment (income) charges, net	(23,552)	13,625
Total operating costs and expenses	610,655	654,093
Operating income	17,125	19,791
Interest expense, net	32,348	24,214
Other expense, net	1,023	975
Loss from continuing operations before income taxes	(16,246)	(5,398)
Income tax benefit	(9,778)	(1,588)
Loss from continuing operations, net of tax	(6,468)	(3,810)
Loss from discontinued operations, net of tax	—	(21,172)
Net loss	$(6,468)	$(24,982)

Basic loss per common share
Loss from continuing operations, net of tax	$(0.08)	$(0.05)
Loss from discontinued operations, net of tax	—	(0.27)
Net loss	$(0.08)	$(0.32)

Diluted loss per common share
Loss from continuing operations, net of tax	$(0.08)	$(0.05)
Loss from discontinued operations, net of tax	—	(0.27)
Net loss	$(0.08)	$(0.32)

Accendra Health, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$336,880	$281,989
Accounts receivable, net	103,703	95,907
Inventories, net	65,285	74,435
Other current assets	82,632	95,540
Total current assets	588,500	547,871
Patient service equipment and other fixed assets, net of accumulated depreciation and amortization of $180,939 and $207,595	227,732	256,161
Operating lease assets	101,967	109,099
Goodwill	1,228,140	1,228,140
Intangible assets, net	107,236	136,465
Other assets, net	162,407	174,025
Total assets	$2,415,982	$2,451,761
Liabilities and deficit
Current liabilities
Accounts payable	$374,824	$363,565
Accrued payroll and related liabilities	33,403	69,426
Current portion of long-term debt	581,250	250,000
Other current liabilities	213,627	264,084
Total current liabilities	1,203,104	947,075
Long-term debt, excluding current portion	1,521,941	1,799,876
Operating lease liabilities, excluding current portion	67,466	70,317
Other liabilities	88,236	95,471
Total liabilities	2,880,747	2,912,739
Total deficit	(464,765)	(460,978)
Total liabilities and deficit	$2,415,982	$2,451,761

Accendra Health, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net loss	$(6,468)	$(24,982)
Loss from discontinued operations, net of tax	—	21,172
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	61,742	42,902
Share-based compensation expense	3,090	4,421
Deferred income tax expense (benefit)	2,571	(4,395)
Changes in operating lease right-of-use assets and lease liabilities	122	827
Gain from sale and dispositions of patient service equipment	(55,509)	(5,353)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,796)	4,745
Inventories, net	9,150	(6,319)
Accounts payable	8,775	16,124
Net change in other assets and liabilities	(69,174)	(18,065)
Other, net	3,420	401
Cash used for operating activities from discontinued operations	—	(66,544)
Cash used for operating activities	(50,077)	(35,066)
Investing activities:
Additions to patient service equipment ($41,343 and $44,484) and other fixed assets	(41,646)	(45,793)
Proceeds from sale of patient service equipment	96,415	16,884
Additions to computer software	(844)	(2,329)
Other, net	—	(410)
Cash used for investing activities from discontinued operations	—	(16,552)
Cash provided by (used for) investing activities	53,925	(48,200)
Financing activities:
Borrowings under Revolving Credit Facility	269,100	776,984
Repayments under Revolving Credit Facility	(217,600)	(679,484)
Repurchase of common stock	—	(1,503)
Other, net	(416)	(146)
Cash used for financing activities from discontinued operations	—	(3,073)
Cash provided by financing activities	51,084	92,778
Effect of exchange rate changes on cash and cash equivalents	(41)	542
Net increase in cash and cash equivalents	54,891	10,054
Cash and cash equivalents at beginning of period	281,989	49,382
Cash and cash equivalents at end of period	$336,880	$59,436
Supplemental disclosure of cash flow information:
Income taxes paid, net	$20,042	$125
Interest paid	$29,446	$27,487
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$71,997	$81,085

Accendra Health, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Loss from continuing operations, net of tax	$(6,468)	$(3,810)
Loss from discontinued operations, net of tax	—	(21,172)
Net loss	$(6,468)	$(24,982)

Weighted average shares outstanding - basic	76,432	77,272
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,432	77,272

Basic loss per common share
Loss from continuing operations, net of tax	$(0.08)	$(0.05)
Loss from discontinued operations, net of tax	—	(0.27)
Net loss	$(0.08)	$(0.32)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(0.08)	$(0.05)
Loss from discontinued operations, net of tax	—	(0.27)
Net loss	$(0.08)	$(0.32)

Share-based awards for the three months ended March 31, 2026 and 2025 of approximately 1.3 million and 1.8 million shares were excluded from the calculation of net loss per diluted common share as the effect would be anti-dilutive.

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported loss from continuing operations, net of tax and loss from continuing operations per common share to non-GAAP measures used by management.

	Three Months Ended March 31,
	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(6,468)	$(3,810)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	29,229	23,456
Exit and realignment (income) charges, net (2)	(23,552)	13,625
Litigation and related charges (3)	64	270
Other (6)	409	424
Income tax benefit on pre-tax adjustments (8)	(2,828)	(10,732)
(Loss) income from continuing operations, net of tax, adjusted (non-GAAP) (Adjusted Net Income)	$(3,146)	$23,233

Loss from continuing operations, net of tax per common share, as reported (GAAP)	$(0.08)	$(0.05)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.20	0.22
Exit and realignment (income) charges, net (2)	(0.16)	0.12
Litigation and related charges (3)	—	—
Other (6)	—	—
(Loss) income from continuing operations, net of tax, per common share, adjusted (non-GAAP) (Adjusted EPS)	$(0.04)	$0.29

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of loss from continuing operations, net of tax and total debt to non-GAAP measures used by management.

	Three Months Ended March 31,
	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(6,468)	$(3,810)
Income tax benefit	(9,778)	(1,588)
Interest expense, net	32,348	24,214
Acquisition-related charges and intangible amortization (1)	29,229	23,456
Exit and realignment (income) charges, net (2)	(23,552)	13,625
Litigation and related charges (3)	64	270
Other depreciation and amortization (4)	32,513	35,336
Stock compensation (5)	3,604	4,091
Other (6)	409	424
Adjusted EBITDA (non-GAAP)	58,369	96,018
Non-cash convert to sale write off expense (7)	10,416	11,531
Patient service equipment capital expenditures	(41,343)	(44,484)
Interest paid	(29,446)	(27,487)
Free cash flow (non-GAAP)	$(2,004)	$35,578

	March 31,	December 31,
	2026	2025
Total debt, as reported (GAAP)	$2,103,191	$2,049,876
Cash and cash equivalents	(336,880)	(281,989)
Net debt (non-GAAP)	$1,766,311	$1,767,887

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization for the three months ended March 31, 2025 includes $16 million of acquisition-related costs related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization also include amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, such as advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2) During the three months ended March 31, 2026 exit and realignment (income) charges, net was $(24) million and primarily included a $(52) million gain on sales of patient service equipment in response to the contract termination with a commercial Payor, net separation costs incurred after the P&HS Sale of $26 million and charges related to IT and other strategic initiatives of $2.0 million. Exit and realignment charges, net were $14 million for the three months ended March 31, 2025 and primarily included professional fees associated with strategic initiatives of $6.2 million and wind-down costs of Fusion5 of $6.8 million. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(3) Litigation and related charges includes settlement costs and related charges of legal matters. These costs do not occur in the ordinary course of our business, and are inherently unpredictable in timing and amount.

(4) Other depreciation and amortization relates to patient service equipment and other fixed assets, excluding such amounts captured within exit and realignment (income) charges, net or acquisition-related charges.
(5) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment (income) charges, net or acquisition-related charges and intangible amortization.
(6) For the three months ended March 31, 2026 and 2025, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.).
(7) Non-cash convert to sale write off expense includes non-cash charges primarily for equipment converted from rental to sales, excluding such amounts captured within in exit & realignment (income) charges, net. This reflects the non-cash write-off of the remaining book value of patient service equipment at the time of sale. The purchase of patient service equipment is captured within capital expenditures and is subsequently charged to our statements of operations through normal depreciation and this non-cash convert to sale write off expense. This line item does not include non-cash write off expense associated with sales of patient service equipment in connection with the contract termination with a commercial Payor, as such amounts are captured within exit & realignment (income) charges, net.

(8) These charges and income have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Accendra Health, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.